Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form F-3 (Nos. 333-237774 and 333-238162) and Form S-8 (Nos. 333-206803, 333-221019 and 333-229429) of Medigus Ltd. of our report dated May 14, 2021 relating to the financial statements, which appears in this Form 20-F.

Tel-Aviv, Israel	/s/ Brightman Almagor Zohar & Co.
Brightman Almagor Zohar & Co.
May 14, 2021	Certified Public Accountants
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